OFFICE LEASE

BETWEEN

A.E. BOBSIEN AND E.R. WIGHTMAN

d.b.a. WINDSOR SQUARE PROJECT

AND

ONLINE INNOVATION, INC.

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TERM SHEET - FORMING PART OF LEASE OF OFFICE SPACE

1.	LANDLORD:	A.E. Bobsien and E.R. Wightman, co-owners of and doing business as Windsor Square Project, having their office at #310 – 1676 Martin Drive, Surrey, British Columbia, V4A 6E7

	ADDRESS:	#310 - 1676 Martin Drive
Surrey, B.C.
V4A 6E7

	Phone:	(604) 535-1433 or 535-2015
	Fax:	(604) 535-1925

2.	TENANT:

(legal name)

	ADDRESS:	#130-13151 Vanier Place,
Richmond, BC, V6V 2J1

	PHONE:	604 288-2430
	FAX:	604 357-1266

3.	PROJECT NAME:	WINDSOR SQUARE

	MUNICIPAL ADDRESS OF PROJECT:	1959 - 152 Street,
Surrey, British Columbia
V4A 9E3

4.	LEASED PREMISES:

Attached as Schedule A is a plan of the floor of the Building which contain the Leased Premises showing and identifying the Leased Premises by a distinguishing outline. The Leased Premises are located on the floor designated as the 3rd floor of the Building and are designated as suite 304.

5.	USE OF PREMISES:

The Tenant will be responsible for obtaining all necessary approvals, including zoning, development and business permits, for its intended use of the premises and will submit all applications for such approvals to the Landlord for its consent prior to making application Notwithstanding the Landlord's consent to an application, the Tenant will indemnify and defend the Landlord and save it harmless from and against any and all expenses, losses or damages incurred or suffered by the Landlord directly or indirectly arising out of the Tenant's application for such approvals and permits or the resulting approvals and permits with respect to the use, intended or otherwise, of the premises, whether such expenses, losses or damages are in respect of the premises or in respect of the building or buildings of which the premises form a part. The Landlord makes no representations or warranties, express or implied, respecting the use or intended use of the premises by the Tenant or respecting whether or not necessary approvals can be obtained for the Tenant's use or intended use.

6.	RENTABLE AREA OF LEASED PREMISES:

1620 square feet subject to adjustment in accordance with the definition of Rentable Area and Section 4.09.

7.	TERM: 3 years, 0 months.

8.	FIRST DAY OF TERM: January 1, 2006

9.	LAST DAY OF TERM: December 31, 2008

10.	ANNUAL BASIC RENT: For the said term commencing the 1st day of January, 2006 . The lease is for Dollars ($ 32,876) per

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annum in monthly 12 installments of ($ 3,287.68 consisting of basic and common area rent ) each and payable on the first day of each month.

11.	LANDLORD'S HEAD OFFICE:

WINDSOR SQUARE PROJECT
#310 - 1676 Martin Drive,
Surrey, B.C. V4A 6E7

Attention:	E.R. (Sandy) Wightman

Telephone:	604-535-1433/604-535-2015
Fax Number:	604-535-1925

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LEASE OF OFFICE SPACE

MULTI-TENANT RETAIL PROJECT

THIS LEASE is made as of the 24 day of November         , 2005 .

BETWEEN:	A. E. Bobsien and E. R. Wightman, co-owners of and doing business as Windsor Square Project, having their office at #310 - 1676 Martin Drive, Surrey, British Columbia, V4A 6E7

("Landlord")

AND:

Online Innovation, Inc.
#304-1959-152nd Street,
White Rock, BC V4A 9E3

("Tenant")

IN CONSIDERATION of the mutual covenants contained herein, the Landlord and Tenant hereby agree as follows:

ARTICLE 1.00 - DEFINITIONS

1.01	Definitions

In this Lease the following terms shall have the following meanings:

"Annual Basic Rent" means the amount set out in paragraph 10 of the Term Sheet in respect of each year of the Term;

"Building" means the buildings, structures and improvements from time to time during the Term erected in, upon or under the Land and municipally identified in paragraph 3 of the Term Sheet and all alterations and additions thereto replacements thereof;

"Capital Tax" means the applicable amount of any tax or taxes payable under the legislation of a province or to any political subdivision within a province by the Landlord or by each of an entity constituting the Landlord (each such entity or the Landlord severally referred to as the "taxpayer"), based upon or computed by reference to the paid-up capital or place of business of the taxpayer, as determined for the purposes of such tax or taxes; provided that the purposes hereof, the "applicable amount" of such tax or taxes shall mean the amount thereof that would be payable if the Project were the only establishment of the taxpayer in that province or any other establishment of the taxpayer therein were located outside that province; provided further that if the tax or taxes payable by the taxpayer are for a fiscal year of the taxpayer not coinciding with the Fiscal Year, the amount of such tax or taxes of such taxpayer included in General Occupancy Costs shall be that amount payable by such taxpayer in respect of any fiscal year of the taxpayer ending during the Fiscal Year;

"Commencement Date" means the first day of the Term as specified in paragraph 8 of the Term Sheet;

"Common Areas" means all those portions of the Land and Building as expanded, contracted or otherwise altered from time to time which are provided to be used in common by the Landlord, the Tenant and other tenants of the Building or by sub-lessees, agents, employees, invitees, customers or licensees, and includes the fixtures, chattels, furniture, art works, all systems, including, without limiting the generality of the foregoing, the heating, ventilating, air conditioning, electrical, security, sprinkler, plumbing, sanitary and drainage systems, decor, pools, fountains, signs, facilities and landscaping contained therein or maintained or used in connection therewith and shall be deemed to include the city sidewalks adjacent to the Land, any parking area or facility available in connection with the Building, and any access roads or any pedestrian walkway systems or easements whether above ground, at ground level or below ground, parks and other public facilities in respect of which the Landlord is the owner or is from time to time subject to obligations in its capacity as owner of either the Land or Building or both;

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"Fiscal Year" means a 12-month period, all or part of which falls within the Tern, from time to time determined by the Landlord, at the end of which the Landlord's accounts in respect of the Project are balanced for auditing or bookkeeping purposes;

"General Occupancy Costs" means those costs set out in Section 4.07;

"Land" means those lands legally described in Schedule B, as same may be expanded or contracted from time to time;

"Lease" means this lease, the Term Sheet and all Schedules attached hereto, which are referred to in this lease, and every properly executed instrument which by its terms amends, modifies or supplements this lease;

"Leased Premises" means those premises in the Building which are described and identified in paragraph 4 of the Term Sheet and in the plan attached as Schedule A;

"Leasehold Improvements" means:

(a)	all improvements to or in the Leased Premises, in addition to, beyond or replacing the base building standards;

(b)	alterations, improvements and equipment made or installed for the exclusive benefit of the Tenant elsewhere in the Project in either case whether or not installed by or on behalf of the Tenant and whether or not installed during the Term, including without limitation all fixtures (whether or not trade fixtures) in the Leased Premises.

"Other Taxes" means any and all taxes, levies, duties and assessments imposed or which would be imposed on the Landlord or imposed on the Tenant with respect to any or all amounts payable as Rent, this Lease or Services or goods supplied by the Landlord or which the Landlord is responsible to provide in accordance with the terms of this Lease, whether characterized as a goods and services tax, sales tax, multi-stage sales tax, value added tax, consumption tax or any other similar tax, in the case of such taxes, levies duties and assessments imposed or which would be imposed on the Landlord calculated;

(a)	as if the Landlord owned no property other than the Project and carried on no business other than that which it carries on with respect to the Project;

(b)	as if there is no sale or other dealing with the Project by the Landlord either before, during or following the Term; and

(c)	as if the Landlord is not entitled to any input tax credits, set-offs, exceptions, exemptions or deductions from such taxes or in the calculation of such taxes;

"Pollutants" means any solid, liquid, gaseous or thermal irritant or contaminant including smoke, vapours, soot, fumes, acids, alkalis, chemicals and waste which includes materials to be recycled, reconditioned or reclaimed.

"Prime Rate" means the rate of interest per annum established from time to time by the Royal Bank of Canada as the reference rate of interest to determine interest rates it will charge on Canadian dollar loans to its Canadian customers and which it refers to as its "prime rate";

"Project" means the Land and Building and includes, without limitation, all Common Areas;

"Rent" means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease. Provided that any and all amounts so payable which are collectible by the Landlord as agent of a taxing authority and which are taxes, levies, duties or assessments imposed by that authority on the Tenant are included in Rent so as to determine the Landlord's rights and remedies in the case of delay or failure to pay the same notwithstanding that the same do not accrue to the Landlord as rent hereunder;

"Rentable Area" means that area of the Leased Premises, the Building or any part thereof as determined by the Landlord and which may be adjusted from time to time to give effect to any structural or functional change and any change in the leasing pattern in the Building, and which shall be calculated in accordance with the BOMA ANSI standards (except to the extent altered by this definition) as follows:

(a)

in the case of premises occupying the whole of one or more floors, the Rentable Area of such premises shall be determined by measuring to and from the exterior finish of permanent outer Building walls or from the glass line, whichever extends further, but shall not include stairs and elevator shafts (except stairs and elevators exclusively serving the

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Tenant where the Leased Premises consist of more than one floor), flues, stacks, pipe shafts and vertical ducts with their enclosing walls. Washrooms, air-conditioning equipment rooms, fan rooms, janitors' closets, electrical closets, and other closets serving that floor or floors shall be included in the Rentable Area of such premises. No deductions shall be made for columns and projections necessary to the Building;

(b)

in the case of premises occupying part of the floor, the Rentable Area of such areas shall be determined by measuring from and to whichever of the following form the boundaries of such premises; the exterior finish of permanent outer Building walls or from the glass line, whichever extends further; the centre of partitions which separate such premises from adjoining premises or public and/or service areas; and the corridor side of the corridor walls or other permanent partitions without deduction for columns and projections necessary to the Building and includes washrooms, air-conditioning equipment rooms, fan rooms, janitors' closets, electrical closets and other closets within and serving the Leased Premises exclusively, but does not include stairs and elevator shafts supplied by the Landlord for use in common with other tenants, and flues, stacks, pipe shafts or vertical ducts with their enclosing walls within the Leased Premises; the Rentable Area as so determined shall have added thereto a portion of the public and/or service areas which, without limitation, shall include corridors, elevator lobbies, washrooms, air-conditioning equipment rooms, fan rooms, janitors' closets, electrical closets and other closets serving that floor. The portion of such public and/or service areas so added shall be that portion from time to time which the Rentable Area of such premises bears to the Rentable Area of all premises leased or set aside from time to time for leasing by the Landlord on that floor (including such premises).

"Service(s)" means those activities, personnel, facilities, systems and supplies required for the complete decoration, repair, administration, replacement, maintenance, improvement and operation of the Project.

"Tenant's Occupancy Costs" means the Tenant's Proportionate Share of the General Occupancy Costs;

"Tenants Proportionate Share" means that proportion that the Rentable Area of the Leased Premises bears to the total Rentable Area of the Building;

"Term" means the term of this Lease being the period of time set out in paragraph of the Term Sheet unless sooner terminated;

"Term Sheet" means pages 5 and 6 of this Lease and all information and particulars contained therein shall form part of this Lease.

1.02	Extended Meanings

Project - Wherever in this Lease the terms "Building" or "Land" are used, they shall be deemed to extend to and include the Building and Land together with all additions, changes, alterations thereto or substitutions therefor as the case may be.

Consultants - Any reference in this Lease to the Landlord's accountant, auditor, architect, surveyor or other consultant shall be deemed to be such duly qualified consultant appointed by the Landlord in its absolute discretion.

ARTICLE 2.00 - GRANT OF LEASE AND GENERAL COVENANTS

2.01	Grant

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.02	Landlord's General Covenants

Landlord covenants with Tenant:

(a) for quiet enjoyment of the Leased Premises; and

(b) to observe and perform all the covenants and obligations of the Landlord herein.

2.03	Tenant's General Covenants

Tenant covenants with Landlord:

(a) to pay Rent; and

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(b)	to observe and perform all the covenants and obligations of the Tenant herein.

ARTICLE 3.00 - POSSESSION

3.01	Term

The Term of this Lease shall begin on the Commencement Date and end on the date set out in paragraph 9 of the Term Sheet unless terminated earlier as provided in this Lease.

3.02	Early Occupancy

Tenant may, with the Landlord's prior written consent, use and occupy the Leased Premises or portions thereof before the Commencement Date and all provisions of this Lease shall apply from such date. In the event of early occupation, the Tenant shall pay to the Landlord on the date of occupancy a rental for the period from the date the Tenant begins to use or occupy the Leased Premises or portions thereof to the Commencement Date, which rental shall be that proportion of the Rent for a calendar year which the number of days in such period is of 365, multiplied by that proportion that the part of the Leased Premises used and occupied from time to time by the Tenant prior to the Commencement Date is of the total area of the Leased Premises. Except where clearly inapplicable, all provisions of this Lease shall apply during such period.

3.03	Delayed Possession

If the Landlord is unable to deliver possession of all or any portion of the Leased Premises by the Commencement Date, this Lease shall remain in full force and effect and the Tenant shall take possession of the Leased Premises on the date when the Landlord delivers possession of all of the Leased Premises, which date shall be conclusively established by notice in writing from the Landlord to the Tenant at least ten days before such date. The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience resulting from any delay in delivering possession of the Leased Premises but, unless the delay is caused by or attributable to the Tenant, its servants, agents or independent contractors, no Rent shall be payable by the Tenant for the period prior to the date on which the Landlord can deliver possession of all of the Leased Premises, unless the Tenant elects to take possession of a portion of the Leased Premises, in which case Rent shall be payable in respect thereof from the date such possession is so taken. Despite anything contained to the contrary in this Section 3.03, if the Landlord is of the opinion that it is unable to deliver possession of all or any part of the Leased Premises by the expiration of six (6) months from the Commencement Date, the Landlord shall have the right to terminate this Lease upon written notice to the Tenant, whereupon neither party shall have any liability to the other.

3.04	Acceptance of Leased Premises

Taking possession of all or any portion of the Leased Premises by the Tenant shall be conclusive evidence as against the Tenant that the Leased Premises or such portion thereof and the Common Areas referred to in Section 5.04 are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by the Tenant to Landlord not more than 10 days after the date of taking possession.

ARTICLE 4.00 - RENT

4.01	Rent

Tenant shall pay to the Landlord as rent for the Leased Premises the aggregate of:

(a)

Annual Basic Rent in respect of each year of the Term, payable in advance and without notice or demand in monthly instalments as set out in paragraph 10 the Term Sheet commencing on the Commencement Date and on the first day of each calendar month thereafter during the Term;

(b) the Tenant's Occupancy Costs during the Term, calculated in accordance with Section 4.06 and payable in monthly instalments at the times and in the manner provided in Section 4.05; and

(c)

all amounts {other than payments under provisions (a), and (b) above) payable by the Tenant to the Landlord under this Lease, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by Landlord.

4.02	Intent

It is the stated purpose and intent of Landlord and Tenant that this Lease and the Rent shall be fully net to the Landlord.

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4.03	Payment of Rent - General

All amounts payable by Tenant to Landlord pursuant to this Lease shall be deemed to be rent and shall be payable and recoverable as Rent in the manner herein provided and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of rent. Rent shall be paid to Landlord in lawful money of Canada, without deduction or set-off, at the local address of Landlord set out in paragraph 1 of the Term Sheet or to such other Person or such other address as Landlord may from time to time designate in writing. Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease. Any Rent or other sum received by Landlord from or for the account of Tenant while Tenant is in default under this Lease may be applied at Landlord's option to the satisfaction in whole or in part of any of the obligations of Tenant then due under this Lease in such manner as Landlord sees fit regardless of any designation or instruction of Tenant to the contrary.

4.04	Partial Months Rent

If the Commencement Date is a day other than the first day of a calendar month, the instalment of Rent payable on the Commencement Date shall be that proportion of Rent which the number of days from the Commencement Date to the last day of the month in which the Commencement Date falls divided by the number of days in the month in which the Commencement Day falls. If the Term ends on a day other than the last day of a calendar month, the instalment of Rent payable on the first day of the calendar month in which the last day of the Term falls shall be that proportion of Rent which the number of days from the first day of such last calendar month to the last day of the Term divided by the number of days in the month in which the last day of term falls.

4.05	Payment of Tenant's Occupancy Costs

(1)

Prior to the Commencement Date and prior to the beginning of each Fiscal Year thereafter, the Landlord shall compute and deliver to the Tenant a bona fide estimate in writing of the Tenant's Occupancy Costs for the following Fiscal Year or portion thereof, if applicable. Without further notice or demand, the Tenant shall pay to the Landlord the amount of the Tenant's Occupancy Costs in equal monthly instalments, in advance over the Fiscal Year or portion thereof, simultaneously with the Tenant's payments on account of Annual Basic Rent. If the Landlord does not deliver to the Tenant an estimate of Tenant's Occupancy Costs in respect of any Fiscal Year, the Tenant shall continue to pay the Tenant's Occupancy Costs based on the last such estimate delivered by the Landlord until a further estimate is delivered by the Landlord;

(2)

Landlord shall deliver to Tenant within 120 days after the end of each Fiscal Year a written statement setting out in reasonable detail the amount of the General Occupancy Costs and Tenant's Occupancy Costs for that Fiscal Year. If the total of monthly instalments of Tenant's Occupancy Costs actually paid by Tenant to Landlord during the Fiscal Year differs from the amount of Tenant's Occupancy Costs payable for that Fiscal Year under Section 4.01 (b), Tenant shall pay to Landlord or Landlord shall credit to Tenant, as the case may be, the difference, without interest, within 30 days after the date of delivery of the statement;

(3)

If the Tenant disputes the Landlord's statement setting out General Occupancy Costs and Tenant's Occupancy Costs for any Fiscal Year, the Tenant shall provide notice thereof in writing to the Landlord within 60 days of delivery of the statement in respect of that Fiscal Year. Notwithstanding delivery of such notice, the Tenant shall continue to pay Rent in accordance with the terms of this Lease. In the event of a dispute, the determination of the Tenant's Occupancy Costs and the General Occupancy Costs as made by the Landlord's auditors shall be conclusive and binding upon both the Landlord and the Tenant. All costs of obtaining such determination shall be included in General Occupancy Costs; provided that if the Landlord's auditors confirm the Landlord's calculations within a variance of five percent, the Tenant shall be solely responsible for the entire cost of such determination and shall pay such costs to the Landlord forthwith upon demand.

4.06	Tenant's Occupancy Costs

The Tenant's Occupancy Costs for any Fiscal Year shall be that amount equal to the Tenant's Proportionate Share of the General Occupancy Costs for that Fiscal Year.

4.07	General Occupancy Costs

The General Occupancy Costs in respect of any Fiscal Year shall be equal to the total of all expenses incurred in that Fiscal Year in or with respect to the provision of Services whether incurred

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by or on behalf of the Landlord or by or on behalf of any manager or agent of the Landlord or by or on behalf of any tenants of space in the Project with whom the Landlord may from time to time have agreements whereby, in respect of their premises, such tenants perform any Services usually performed by the Landlord and which expenses if directly incurred by the Landlord would have been included in General Occupancy Costs. General Occupancy Costs, without limiting the generality of the foregoing and without duplication, shall be determined on the basis of the following components and in the manner specified herein:

(A)	Inclusions - shall include (but subject to certain deductions as hereinafter provided):

	(1)	General items

		(a)	the cost of providing and maintaining landscaping, gardening and snow and refuse removal;

		(b)	the cost of providing janitor, window cleaning and general cleaning services including supplies to all parts of the Project including all premises leased to tenants of the Project;

		(c)	the cost of operating, maintaining and repairing elevators, escalators and other lifting devices if any;

		(d)	the cost of heating, cooling and ventilating the Building;

		(e)	the cost of providing hot and cold water or tempered water, electricity (including lighting) and all other utilities and Services to all parts of the Project;

		(f)	the cost of providing security, security systems, a directory board, luminate signage, digital signage, directional signage as required and the supervision of same;

		(g)	the cost of all insurance taken out and maintained by the Landlord under Article 9.00 including the cost of any deductible amount paid by the Landlord in connection with a claim under its insurance;

		(h)	the cost of all equipment required for operation or maintenance of the Project if expensed fully in the Fiscal Year in which such equipment is acquired;

		(i)	the rental or lease cost of all rented or leased equipment required for the operation or maintenance of the Project;

(j)

accounting costs incurred in connection with the Project including computations required for the imposition of charges to tenants and audit charges required to be incurred for the conclusive determination of any costs hereunder and the reasonable costs of collecting and enforcing payment of such charges;

		(k)	the fair rental value of space in the Building occupied by the Landlord, its manager or personnel in connection with the Services;

(l)

the cost of any capital improvement or structural repair which, in the opinion of the Landlord, is necessary to reduce or limit increases in General Occupancy Costs or is required by the Landlord's insurance carriers or by any changes in the laws, rules, regulations or orders of any governmental authority having jurisdiction including those necessary to comply with energy conservation, air pollution, air quality and environmental control standards and the costs of any procedures required in this connection;

(m)

the cost of all repairs, replacements and decorations to or in respect of the Common Areas including those resulting from normal wear and tear and otherwise and including those necessary with respect to the window coverings, roof or any parking area or facility but excluding repairs and replacements which are the responsibility of the Tenant or any other tenant of the Building;

		(n)	the cost of repairs, replacements and improvements to the heating, ventilating, air conditioning and other utility and Service systems and energy saving and security devices;

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(o)

at the Landlord's election, either amortization of the cost of any repair, replacement, decoration or improvement and all equipment required for the operation and maintenance of the Project not treated in accordance with subsection (h), or depreciation in an amount determined by the Landlord's accountant based on the cost of any of those items which the Landlord in its absolute discretion has elected to treat as capital in nature together with, in each case, interest at the Prime Rate plus one and one half percent per annum on the undepreciated or unamortized amount thereof;

	(p)	the amount of all salaries, wages and fringe benefits paid to or for the benefit of employees and others engaged in the Services for the Project;

	(q)	amounts paid to independent contractors for the Services or any part thereof or any other services;

	(r)	the cost of energy audits, conservation studies and other measures taken to conserve energy or reduce costs;

	(s)	the cost of direct supervision attributable to any of the above;

	(t)	all other expenses of every nature incurred in connection with the maintenance and operation of the Project; and

(u)

a management fee equal to that amount paid to any managing agent engaged by the Landlord in respect of management of the Project or any part thereof or the Landlord's reasonable charges in lieu thereof if the Landlord elects to self manage the Project or any part thereof;

(2)

Taxes - all taxes, rates, levies, duties and assessments whatsoever whether municipal, school, provincial, parliamentary or otherwise levied, imposed or assessed against the Project or upon the Landlord in respect thereof or from time to time levies, imposed or assessed in the future in lieu thereof, including those levied, imposed or assessed for education, school and local improvements, or other similar taxes imposed upon the Landlord or the Tenant, and including all business taxes, if any, from time to time payable by the Landlord or levied against the Landlord on account of its ownership or operation of the Project; and including all costs and expenses (including legal fees on a solicitor and client basis and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments but excluding;

	(i)	taxes and license fees in respect of any business carried on by tenants of the Project, and

	(ii)	income or profits taxes upon the income of the Landlord,

provided that if any such taxes are levied for a period not coinciding with the Fiscal Year, the amount of such taxes, rates, duties, levies or assessments included in General Occupancy Costs shall be that amount payable in respect of any period or periods ending during the Fiscal Year;

(3)

Capital Tax - any Capital Tax imposed upon the taxpayer provided that if the Capital Tax payable by the taxpayer in this connection is for a fiscal year of the taxpayer not coinciding with the Fiscal Year, the amount of the Capital Tax of such taxpayer included in General Occupancy Costs shall be that amount payable by such taxpayer in respect of any fiscal year of the taxpayer ending during the Fiscal Year; and

(4)

Non-standard Services - with respect to any Service which is not provided by the Landlord in or with respect to a significant portion of the Building but is provided to the Tenant under this Lease, an amount equal to the cost of such Service multiplied by a fraction, the numerator of which is the Rentable Area of the Building and denominator of which is the Rentable Area of that part of the Building in respect of which the Landlord provides such Service.

(B)	Exclusions - shall exclude, except to the extent expressly included above;

	(a)	debt service;

	(b)	major structural repairs;

	(c)	costs determined by the Landlord from time to time to be fairly allocable to

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the correction of initial construction faults or initial maladjustments in operating equipment but only to the extent that such costs are recoverable from the contractor or others responsible;

	(d)	any ground rent payable by the Landlord in respect of a lease of the Land or part thereof;

	(e)	tenant improvement allowances, leasing commissions and leasing costs; and

(f)

the cost of any Service (except as it relates to the Common Areas) which is normally provided by the Landlord to the tenants in the Building in their premises but which is not provided by the Landlord in the Leased Premises under the terms of this Lease.

(C)	Deductions - shall have deducted therefrom:

	(a)	the proceeds of insurance recovered by the Landlord applicable to damage, the cost of repair of which was included in the calculation of General Occupancy Costs;

	(b)	amounts recovered as a result of direct charges to the Tenant and other tenants in respect of insurance premiums, in each case to the extent that the cost thereof was included, and

(c)

all other recoveries from the Tenant and other tenants applicable to expenses included herein, other than contributions of a tenant's share of the General Occupancy Costs pursuant to the provisions of this Lease or contributions of any other tenant of the Building pursuant to comparable provisions of that tenant's lease.

4.08	Estimates of Indirect Expenses and Resolution of Disputes

Any expense not directly incurred by the Landlord but which is included in General Occupancy Costs may be estimated by the Landlord on whatever reasonable basis the Landlord may select if and to the extent that the Landlord cannot ascertain the actual amount of the expense from the party who incurred it. In the event of any disagreement as to the amount or propriety of any amount included in General Occupancy Costs, a certificate of the auditor of the Landlord, acting reasonably, shall be conclusive as to the amount of General Occupancy Costs for any period to which such certificate relates.

4.09	Area Determination

The Landlord may from time to time, as it deems necessary, cause the Rentable Area of the Leased Premises, the Building or any part thereof to be recalculated or remeasured and the cost thereof shall be included in General Occupancy Costs. If any calculation or determination by the Landlord of the Rentable Area of any premises (including the Leased Premises) is disputed or called in question, it shall be calculated or determined by the Landlord's architect or surveyor from time to time appointed for that purpose, whose certificate shall be conclusive and binding upon the parties hereto. The cost of such calculation or determination shall be included in General Occupancy Costs; provided that if the Tenant disputes the Landlord's calculation and the calculation or determination by the Landlord's architect or surveyor agrees with the Landlord's calculation within a two percent variance, the Tenant shall pay the full cost of such calculation or determination forthwith upon demand.

4.10	Vacancy

If any part of the Building available for leasing is not occupied, the Landlord shall have the right, in respect of amounts forming part of General Occupancy Costs which vary with occupancy, to include in General Occupancy Costs a larger amount based on a reasonable estimate of the cost which would have been incurred if the unoccupied parts of the Building available for leasing were occupied.

4.11	Postdated Cheques

Unless the Landlord advises otherwise in writing, the Tenant shall provide to the Landlord on or before the Commencement Date and thereafter on or before the beginning of each Fiscal Year during the Term, postdated cheques in the amount of Rent for each month during that Fiscal Year.

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ARTICLE 5.00 - USE, OCCUPATION AND CONTROL

5.01	Use of Leased Premises

TheTenant shall use and occupy only the usable part of the Leased Premises and only for office purposes in connection with the carrying on of its business and shall not use or permit the use of the Leased Premises or any part thereof for any other purposes or by any persons other than the Tenant.

The Tenant shall not use or permit the use of the premise for any of the following uses for which another Tenant has exclusivity:

(1) The practice of Implant Dentistry
(2) The sale of coffee, sandwiches, wraps or fresh baked goods.

5.02	Compliance with Laws

The Tenant shall comply with all present and future laws, regulations and orders relating to the occupation or use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed therein, the making by the Tenant of any repairs, changes or improvements therein and the conduct of any business in the Leased Premises. If alterations or improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, the Tenant shall forthwith complete such work to the extent that it can be done within the Leased Premises and in any event shall pay the entire cost of alterations or improvements so required.

5.03	Prohibited Uses

The Tenant shall not commit, cause or permit any nuisance or any waste or injury to the Leased Premises, the Building or any of the Leasehold Improvements or fixtures therein, any overloading of the floors of the Leased Premises, any nuisance in or about the Leased Premises or any use or manner of use causing annoyance to other tenants or occupants of the Building. Without limiting the generality of the foregoing, the Tenant shall not use or permit the use of any portion of the Leased Premises for any dangerous, illegal, noxious, odorous or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise. The Tenant shall not use equipment in the Leased Premises in a manner that results in it being seen or heard outside the Leased Premises.

5.04	Common Areas

The Tenant and its employees and invitees may use, in common with others entitled thereto, for their intended purposes during such hours as Landlord may designate from time to time, the common entrances, lobbies, stairways, elevators and escalators (if any), and corridors of the Building giving access to the Leased Premises and common washrooms on any floor occupied in part by the Leased Premises. The Tenant and its employees and invitees shall not obstruct the Common Areas or use the Common Areas other than for their intended purposes and then only in accordance with the rules and regulations set by the Landlord from time to time.

5.05	Hazardous Use

The Tenant shall not do, omit to do or permit to be done anything which will cause or shall have the effect of causing the cost of the Landlord's insurance in respect of the Project or any part thereof to be increased at any time during the Term or any policy of insurance on or relating to the Project to be subject to cancellation. Without waiving the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand, the amount of any increase in the cost of insurance caused by anything so done or omitted to be done. The Tenant shall forthwith upon the Landlord's request comply with the requirements of the Landlord's insurers cease any activity complained of an make good any circumstance which has caused any increase in insurance premiums or the cancellation of any insurance policy. In determining the amount of increased premiums for which the Tenant is responsible, a schedule or statement issued by the person or corporation which computes the insurance rates for the Landlord showing the components of the rate shall be conclusive evidence of the items that make up the rate. If any policy of insurance in respect of the Project or any pat thereof is cancelled or becomes subject to cancellation by reason of anything so done or omitted to be done, the Landlord may without prior notice terminate this Lease and re-enter the Leased Premises.

5.06	Rules and Regulations

Tenant shall observe and cause its employees, servants, agents, invitees, subtenants, licensees

Net Office, Multi-Tenant (General Application)	Page 15.

and others over whom Tenant can reasonably be expected to exercise control to observe the Rules and Regulations attached as Schedule C hereto and such further and other reasonable rules and regulations and amendments and additions thereto as may be made by the Landlord and notified to the Tenant by mailing a copy thereof to the Tenant or by posting same in a conspicuous place in the Building. All such rules and regulations now or hereafter in force shall be read as forming part of this Lease; provided that if there is a conflict between the rules and regulations of this Lease, the terms of this Lease shall prevail. Landlord shall not be responsible to Tenant for the non-observance of any rule or regulation or the terms of any lease or agreement to lease to be observed by any other tenant of the Project.

5.07	Permitted Signs

The Tenant shall use only such identification signs as are prescribed by the Landlord from time to time and as comply with all applicable by-laws, regulations and codes as to size, location, arrangement, type of lettering, colour, appearance and design for uniform use by office tenants in the Building. Such signs shall contain only the name under which the Tenant carries on business. The Landlord's written consent is required.

Schedule G shows signage conditions permitted under the City of Surrey's Development and Development Variance Permits for this address.

5.08	Prohibited Signs

Except with the prior written consent of the Landlord, which consent may be arbitrarily withheld or rescinded in the Landlord's sole discretion, or as provided in Section 5.07, the Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice, advertisement, display or direction of any kind anywhere outside the Leased Premises or on the interior of any glass windows or doors or elsewhere within the Leased Premises so as to be visible from the outside of the Leased Premises.

5.09	Window Coverings

Without the prior written consent of the Landlord, the Tenant shall not install any blinds, drapes, curtains or any other window coverings in the Leased Premises and shall not remove, add to or change the blinds, curtains, drapes or other window coverings installed by the Landlord from time to time. The Tenant shall keep all window coverings open or closed at various times as the Landlord may from time to time direct by the rules and regulations or otherwise.

5.10	Parking

Any parking area or facility provided by the Landlord shall at all times be subject to the exclusive control and management of the Landlord or those whom the Landlord may designate from time to time. The Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to any parking area or facility and shall have the right from time to time:

(a) to change the area, level, location and arrangement of the parking area or facility;

(b)

to enforce parking charges with appropriate provisions for free parking ticket validating by tenants of the Building; provided that the Tenant shall be liable for all parking charges attributable to it as evidenced by parking tickets validated by the Tenant;

(c)

to close all or any portion of the parking area or facility to such extent as may, in the Landlord's opinion, be legally sufficient to prevent a dedication thereof or the accrual of rights to any person or the public;

(d) to obstruct or close off all or any part of the parking area or facility for the purpose of maintenance or repair; and

(e)

to do and perform such other acts in and to the parking area or facility as, in the judgement of the Landlord, shall be advisable with a view to the improvement of the convenience and use of the Building by tenants, their employees and invitees.

The Landlord will operate and maintain the parking area or facility in such manner as the Landlord in its sole discretion shall determine from time to time. Without limiting the scope of such discretion, the Landlord shall have the sole right to employ all personnel and make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking area or facility. The Tenant shall participate in any free parking or other ticket validation system established by the Landlord and abide by all rules and regulations pertaining thereto and the Tenant shall pay to the Landlord monthly, together with payments or account of Annual Basic Rent all parking charges attributable to the Tenant as evidenced by parking tickets validated by the Tenant in accordance with any system established by the Landlord.

Net Office, Multi-Tenant (General Application)	Page 16.

ARTICLE 6.00 - SERVICES, MAINTENANCE, REPAIR
AND ALTERATIONS BY LANDLORD

6.01	Operation of Project

During the Term, the Landlord shall operate and maintain the Project in accordance with applicable laws and regulations and with standards from time to time prevailing for similar projects in the area in which the Project is located and, subject to payment by the Tenant of Rent, shall provide the Services set out in this Article 6.00; provided that the Landlord shall not be responsible for providing those Services or operating, maintaining, repairing or replacing to the extent that such Services, operation, maintenance, repair or replacement are, specifically stated in this Lease to be the responsibility of the Tenant.

6.02	Building Services and Facilities

The Landlord shall provide:

	(a)	washrooms accessible to the Leased Premises for the use of the Tenant, its employees, invitees and licensees in common with other persons entitled thereto;

	(b)	domestic running water to the building standard washrooms in the Leased Premises, if any, and to washrooms available for the Tenant's use in common with others entitled thereto;

(c)

access to and egress from the Leased Premises for use by the Tenant, its employees, invitees and licensees in common with other persons entitled thereto, provided that the Landlord may restrict access for security purposes or require that all persons seeking access produce identification;

(d)

heat, ventilation and air conditioning to the Building, including the Leased Premises, to a level sufficient to maintain therein conditions of reasonable temperature and comfort provided that, unless otherwise agreed by the parties, a full standard of interior climate control shall only be maintained during those hours and on those days established by the Landlord as being operating periods for the Building, having reasonable regard to energy conservation;

	(e)	lighting and electrical power to the Common Areas as reasonably required;

	(f)	electrical power to the Leased Premises for lighting and for standard office equipment capable of operating from the voltage circuits available and then standard for the Building;

	(g)	janitorial Services to the Leased Premises and Common Areas to a standard consistent from time to time with similar buildings in the area in which the Building is located;

	(h)	a directory board located in the Common Areas providing identification of the tenants in the Building in such manner and containing such information as the Landlord may determine; and

	(i)	appropriate ducts for bringing telephone services to the Leased Premises.

6.03	Maintenance, Repair and Replacement

Subject to payment by the Tenant of Rent, the Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Project and for provision of the Landlord's Services set out in Section 6.02 (except as may be installed by or be the property of Tenant) and shall maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which Landlord is obligated to insure against under Article 9.00 provided that:

(a)

if all or part of the systems, facilities and equipment are destroyed, damaged or impaired, the Landlord shall have a reasonable time in which to complete the necessary repair or replacement and, during that time, shall only be required to maintain such Services as are reasonably possible in the circumstances;

	(b)	the Landlord may temporarily discontinue such Services or any of them at such times as may be reasonably necessary;

(c)

the Landlord shall use reasonable diligence in carrying out its obligations under this Section 6.03, but shall not be liable under any circumstances for any consequential damage, whether direct or indirect, to any person or property for any failure to do so;

Net Office, Multi-Tenant (General Application)	Page 17.

(d)

no reduction or discontinuance of Services under this Section 6.03 shall be construed as a breach of the Landlord's covenant therefor or as an eviction of the Tenant or, except as specifically provided otherwise in this Lease, release the Tenant from any obligation under this Lease;

(e)

the Landlord shall have no responsibility for any inadequacy of performance of any systems within the Leased Premises if the Leased Premises depart from the design criteria for such system as established by the Landlord for the Building; and

(f) nothing contained herein shall derogate from the provisions of Article 10.00.

6.04	Alterations by Landlord

Landlord may from time to time:

(a) make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Leased Premises where necessary to serve the Leased Premises or other parts of the Building;

(b) change, add to, diminish, improve or alter any part of the Project not in or forming part of the Leased Premises;

(c) change, add to, diminish, improve or alter the location of the Common Areas;

provided that, in doing so, Landlord shall not disturb or interfere with Tenant's use or occupation of the Leased Premises and operation of its business therein any more than is reasonably necessary in the circumstances and shall repair any damage to the Leased Premises caused thereby.

6.05	Access by Landlord

Tenant shall permit Landlord to enter the Leased Premises at any time outside normal business hours in case of an emergency and otherwise during normal business hours where such will not unreasonably disturb or interfere with the Tenant's use of the Leased Premises or operation of its business, to examine, inspect and show the Leased Premises for purposes of leasing, sale or financing, to provide Services or make repairs, replacements, changes or alterations as provided for in this Lease and to take such steps as the Landlord may deem necessary for the safety, Landlord shall, whenever possible, consult with or give reasonable notice to the Tenant prior to entry but no such entry shall constitute an eviction or a breach of the Landlord's covenant for quite enjoyment or entitle the Tenant to any abatement of Rent.

6.06	Energy Conservation

The Landlord shall be deemed to have observed and performed its obligations under this Lease, including those relating to the provision of utilities and Services, if in so doing it acts in accordance with a directive, policy or request of an authority having jurisdiction in serving the public interests in the field of energy conservation or security.

6.07	Supervision and Extended Services

The Landlord, if it shall from time to time so elect, shall have the right to supervise the moving of furniture or equipment of the Tenant and (in addition to supervising Tenant's work as provided in Section 7.05) to supervise the making of repairs conducted within the Leased Premises and the exclusive right to supervise or make deliveries to the Leased Premise. In addition, and by arrangement, the Landlord may provide extended cleaning or other Services to the Tenant in addition to those normally supplied and referred to in this Lease. In such case, the Landlord's cost and expenses incurred with respect thereto together with a reasonable administration fee shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices from the Landlord.

6.08	Landlord's Work

The Tenant agrees that it has entered into this Lease on the express understanding that the Landlord's work in respect of the Leased Premises is limited to the scope delineated as Landlord's work in Schedule D and all other improvements to the Leased Premises shall be performed at the sole expense of the Tenant in accordance with the terms of this Lease.

Net Office, Multi-Tenant (General Application)	Page 18.

ARTICLE 7.00 - PAYMENT FOR SERVICES, AND MAINTENANCE,
REPAIR AND ALTERATIONS BY TENANT

7.01	Utilities

In addition to the payments required under Section 4.07, and notwithstanding Sections 6.01 and 6.02, the Tenant shall be responsible for the cost of all utilities including electricity supplied to the Leased Premises. The Tenant shall not, without the prior written approval of the Landlord which may be unreasonably withheld, install or cause to be installed in the Leased Premises any equipment that will require additional utility usage in excess of that normally required for office premises. If with the Landlord's approval such additional equipment is installed, the Tenant shall be solely responsible for such excess utility usage. If utilities are supplied to the Tenant through a meter common to other tenants in the Project (there being no obligation on the Landlord to install separate meters), the Landlord shall pay the cost of the utilities and will apportion the cost pro rata among the tenants supplied through the common meter, based on all relevant factors including, but not limited to, the hours of use, number and types of lights and electrical equipment and the proportion of each tenant's Rentable Area to the Rentable Area of all tenants to which the common meter relates. Upon receipt of the Landlord's statement of apportionment, the Tenant shall promptly reimburse the Landlord for all amounts apportioned to the Tenant by the Landlord provided that the Landlord may elect by notice to the Tenant to estimate the amount which will be apportioned to the Tenant and require the Tenant to pay that amount in monthly instalments simultaneously with the Tenant's payments of Annual Basic Rent. Notwithstanding the foregoing, and whether the Leased Premises are separately metered or not, the Landlord may purchase in bulk from the utility supplier the aggregate utility requirements of the Project at the applicable rates determined by a single meter on the Project and may, in billing the Tenant for its share of such utility, apply a scale of rates not greater than the current scale of rates at which the Tenant would from time to time be purchasing the whole of its utilities required and consumed in respect of the Leased Premises if the Tenant was purchasing directly from the utility supplier. The Tenant shall upon the Landlord's request install a separate utility meter or meters in the Leased Premises at the Tenant's expense.

7.02	Lights, Etc.

In addition to the payments required under Section 4.07 and notwithstanding Sections 6.01 and 6.02, the Tenant shall pay to the Landlord monthly, with its payments of Annual Basic Rent, a reasonable amount as determined by the Landlord in respect of replacement of Building standard florescent tubes, light bulbs and ballasts in the Leased Premises on a periodic basis or as required from time to time and the costs of cleaning, maintaining and servicing of the electrical light fixtures in the Leased Premises.

7.03	Heating, Ventilation and Air Conditioning

In addition to the payments required under Section 4.07, the Tenant shall be responsible for the cost of all heating, ventilation and air conditioning required in the Leased Premises or any part thereof in excess of that required to be provided by the Landlord under Section 6.02(d). If at any time during the Term the Landlord shall determine that the cost of the heating, ventilation and air conditioning required in the Leased Premises or any part thereof is in excess of that normally required in other parts of the Building which are used for normal office purposes, the Landlord may deliver to the Tenant a statement in writing setting out the cost of the excess and upon receipt of the statement from time to time, the Tenant shall promptly reimburse the Landlord for the amount shown in the statement as attributable to the Leased Premises.

7.04	Alterations by Tenant

Tenant may from time to time at its own expense make changes, additions and improvements to the Leased Premises to better adapt the same to its business, provided that any change, addition or improvement:

(a) shall comply with the requirements of Landlord's insurer and any governmental authority having jurisdiction;

(b) shall be made only after detailed plans and specifications therefor have been submitted to Landlord and received the prior written approval of Landlord;

(c) shall equal or exceed the then current standard for the Building; and

(d)

be carried out in a good and workmanlike manner and only by persons selected by the Tenant and approved in writing by the Landlord who shall, if required by the Landlord, deliver to the Landlord before commencement of the work, performance and payment bonds as well as proof of workers' compensation and public liability and property damage insurance coverage, with the Landlord named as an additional insured, in amounts, with companies and inform reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the work will be carried out;

Net Office, Multi-Tenant (General Application)	Page 19.

provided that if any such changes, additions or improvements require modification to the heating, ventilation or air conditioning systems in the Building, the Tenant shall be solely responsible for the cost of such modifications with the Landlord hereby reserving the right to perform any such work at the expense of the Tenant.

7.05	Tenant's Work

The Tenant may install in the Leased Premises its usual fixtures and personal property in a proper manner; provided that no installation or repair shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If the Tenant is not then in default hereunder, the fixtures and personal property installed in the Leased Premises by the Tenant may be removed by the Tenant from time to time in the ordinary course of the Tenant's business or in the course of reconstruction, renovation or alteration of the Leased Premises by the Tenant, provided that the Tenant promptly repairs at its own expense any damage to the Leased Premises and the Building resulting from the installation and removal and provided further that in the event of removal of fixtures the Tenant shall promptly replace such fixtures with fixtures or equal or greater quality and value.

7.06	Maintenance & Repair

Except to the extent that Landlord is specifically responsible therefor under this Lease, Tenant, at its cost, shall maintain the Leased Premises and all Leasehold Improvements therein in good order and condition, including;

(a) keeping the Leased Premises in a clean and tidy condition and removal of debris and garbage;

(b) repainting and redecorating the Leased Premises and cleaning and maintaining drapes and any other window coverings, floors and carpets as reasonably required by Landlord; and

(c)

making repairs and replacements to the Leased Premises including, without limitation, to glass, plate glass, doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors and thresholds in the Leased Premises; and

(d) keeping the Leased Premises in such condition as to comply with the requirements of any authority having jurisdiction.

7.07	Failure to Maintain

If the Tenant fails to perform any obligation under this Article 7.00, then on not less than five days notice to the Tenant, the Landlord may enter the Leased Premises and perform the obligation without liability to the Tenant for any loss or damage to the Tenant thereby incurred. The Tenant shall promptly after receiving the Landlord's invoice therefor reimburse the Landlord for all costs incurred by the Landlord in performing the obligation plus 20 percent of the cost for overhead and supervision.

7.08	Liens

Tenant shall pay promptly when due all costs for work done or caused to be done or goods affixed by Tenant in the Leased Premises which could result in any lien or encumbrance on Landlord's interest in the Project or any part thereof, shall keep the title to the Project, including the Leased Premises and every part thereof, free and clear of any such lien or encumbrance in respect of the work and shall indemnify and hold harmless Landlord against any Claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of materials, services or labour for the work. Tenant shall immediately notify Landlord of the Lien, claim of lien or other action of which it has, or reasonably should have, knowledge and which affects the title to the Project, including the Leased Premises, or any part thereof, and shall cause the same to be removed within five (5) business days (or such additional time as Landlord may consent to in writing), failing which the Landlord may take such action as the Landlord deems necessary to remove same and the entire cost thereof shall immediately become due and payable by the Tenant to the Landlord.

ARTICLE 8.00 - TAXES

8.01	Taxes Payable by Landlord

Landlord shall pay promptly when due any tax, rate, levy, assessment, fee and other charge (except taxes payable by Tenant under Section 8.02) which is imposed, levied, assessed or changed by a taxing authority having jurisdiction and which is payable in respect of the Term or any part thereof upon or on account of the Project.

Net Office, Multi-Tenant (General Application)	Page 20.

8.02	Taxes Payable by Tenant

Tenant shall pay promptly when due every tax, rate, levy, assessment, fee and other charge which is imposed, levied, assessed or charged to or for the account of the Tenant or the Leased Premises by a taxing authority having jurisdiction and which is payable upon or on account of:

(a) operations at, occupancy of, or conduct of business in and from the Leased Premises by or with the permission of Tenant; and

(b) fixtures, Leasehold Improvements or personal property in the Leased Premises;

Tenant shall on request furnish Landlord with receipts for payment of such taxes; provided that if Landlord so elects by notice to Tenant, Tenant shall add any amounts payable under this Section 8.02 to the monthly instalments of Rent payable under Section 4.01 and Landlord shall remit the amounts to the appropriate authorities.

8.03	Tax Increases Attributable to Tenant

If any taxes in respect of the Leased Premises or Project are greater than they otherwise would have been by reason of the constitution or ownership of Tenant, the use of the Leased Premises by Tenant, the school support of the Tenant, or any other reason peculiar to the Tenant, the portion of such taxes in each year attributable to such reason, as determined by Landlord, shall be paid by Tenant to Landlord at the same time as, and in addition to, taxes otherwise payable to the Tenant under this Lease.

8.04	Other Taxes

(1)	Payment - The Tenant shall pay to the Landlord the amount of all Other Taxes either:

	(i)	on the date the taxing authority requires the same to be collected by the Landlord or paid by the Tenant; or

	(ii)	if no such date is provided by law or regulation then on the due date for payment hereunder of the amount to which the Other Taxes relate.

The Landlord may, at its option, estimate the amount of Other Taxes allowable to each month and require that the Tenant pay such estimated amount monthly in advance with its payment of Annual Basic Rent for the period to which the estimate applies. Any necessary adjustment shall be paid by the Tenant or credited by the Landlord, as the case may be, whenever required after determination of Other Taxes.

(2)

Entitlement - The Landlord's entitlement to receive payment of the amounts provided for in this Section shall not be limited or precluded by any limitation contained in this Lease upon the Landlord's right to recover or receive payment from the Tenant of taxes upon the Landlord's income or profits or otherwise.

8.05	Landlord's Election

Notwithstanding that any tax, rate, levy, assessment, fee or other charge may be separately levied by the appropriate authority for or in respect of the Leased Premises and all other portions of the Project, such tax, rate, levy, assessment, fee or other charge shall be added to General Occupancy Costs and the Landlord may in its absolute discretion allocate such amounts among tenants of the Building and the amount allocated to the Tenant shall form part of the Tenant's Occupancy Costs.

8.06	Right to Contest

Each of Landlord and Tenant (provided Tenant is legally entitled to do to) shall have the right to contest in good faith the validity or amount of any tax, rate, levy, assessment, fee or other charge which, in the case of Landlord, Landlord is responsible to pay under Article 8.00 and which, in the case of Tenant, Tenant is responsible to pay under Section 8.02. Landlord may defer payment of any taxes payable by it pursuant to this Article 8.00 and Tenant may, upon notice to Landlord, defer payment of any taxes payable by it pursuant to Section 8.02, in each case to the extent permitted by law; provided that no contest by Tenant shall involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Leased Premises and that, upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. If as a result of any contest by Tenant, any tax, rate, levy, assessment, fee or other charge is increased, Tenant shall be responsible for the full amount of

Net Office, Multi-Tenant (General Application)	Page 21.

such increase in respect of the period to which the contest relates and to any subsequent tax periods which commence during the term.

ARTICLE 9.00 - INSURANCE

9.01	Landlord's Insurance

During the Term, Landlord shall place insurance coverage on the Project, which coverage, subject to availability at reasonable cost, shall include the following:

	(a)	all risks insurance for the full reconstruction value of the Project as determined by Landlord;

(b)

as an extension to the insurance maintained pursuant to Subsection 9.01(a), insurance on the rental income derived by Landlord from the Project on a gross rental income form with a period of indemnity of not less than the period as estimated by Landlord from time to time which would be required to rebuild the Project in the event of the complete destruction thereof;

	(c)	comprehensive boiler and machinery insurance, including repair or replacement and rental income coverage;

	(d)	plate glass insurance if deemed appropriate by Landlord;

	(e)	bodily injury and property damage liability insurance; and

(f)

such other insurance which is or may become customary or reasonable for owners of projects similar to the Project to carry in respect of loss of, or damage to, the Project or liability arising therefrom.

The insurance referred to in this Section 9.01 shall be carried in amounts determined reasonably by Landlord and shall be obtained from a company or companies and be of a type and form satisfactory to Landlord. The insurance shall be written in the name of Landlord with loss payable to Landlord and to any mortgagee (including any trustee under a deed of trust and mortgage) of the Project from time to time if required by Landlord. At the Tenant's request and at the cost, if any, of the Tenant, the Landlord will use its reasonable efforts to obtain a waiver of the insurer's right of subrogation against the Tenant under the policies of insurance referred to in subsections 9.01(a), (b) and (c).

Notwithstanding any contribution by Tenant to insurance premiums as provided for in this Lease, no insurable interest is conferred upon Tenant under policies carried by Landlord. Except as specifically provided in this Lease, Landlord shall in no way be accountable to Tenant regarding the use of the insurance proceeds arising from any claim. Nothing contained in this Lease shall require Landlord to insure any of Tenant's equipment or stock, Leasehold Improvements, fixtures or any other property owned or brought into the Leased Premises by Tenant whether affixed to the Building or not.

9.02	Tenant's Insurance

At its own expense Tenant shall take out and thereafter maintain in force at all times during the Term insurance policies as follows:

(a)

all risks insurance on Leasehold Improvements and on all other property of every description, nature and kind owned by Tenant or for which Tenant is legally liable, which is installed, located or situate within the Leased Premises or elsewhere in the Project in an amount not less than the full replacement cost thereof without deduction for depreciation; such insurance shall be subject to a replacement cost endorsement and shall include a stated amount co-insurance clause and a breach of conditions clause; any dispute as to the amount of replacement cost shall be settled by Landlord or by a consultant appointed by Landlord at Tenant's cost;

(b)

comprehensive or commercial general bodily injury and property damage liability insurance in the minimum amount of $2,000,000 and in a form satisfactory to Landlord and including the following extensions: owners and basis property damage; blanket contractual; and non- owned automobile; such insurance shall include Landlord and Landlord's agent as additional named insured and shall protect Landlord and Landlord's agent in respect of claims by Tenant as if Landlord and Landlord's agent were separately insured; such insurance shall also include cross liability and severability of interest clauses and

	(c)	any other form of insurance in such amounts and against such risks as the Landlord may from time to time reasonably require including, without limiting the generality of the foregoing, the following;

Net Office, Multi-Tenant (General Application)	Page 22.

(i)

comprehensive boiler and machinery insurance including repair or replacement endorsement in an amount satisfactory to the Landlord and providing coverage with respect to all objects introduced into the premises by or on behalf of the Tenant or otherwise constituting Leasehold Improvements;

(ii)	plate glass insurance on all internal and external glass;

(iii)	business interruption insurance on the extra expense form providing all risks coverage and in amount satisfactory to the Landlord

The insurance policies referred to in this Section 9.02 shall be subject to such higher limits as Tenant, or Landlord acting reasonably, or any mortgagee of Landlord's interest in the Project may require from time to time and against such additional risks and in such amounts as a prudent tenant would insure. All insurance policies referred to in this Section and also any other policies that Tenant may take out shall contain a waiver of the insurer's right of subrogation as against Landlord, Landlord's agents and its and their employees and any Person for whom Landlord may in law or by agreement be responsible or for whom Landlord may have agreed to obtain such a waiver. In addition, all such policies shall be non-contributing with, and will apply only as primary and not excess to, any insurance proceeds available to Landlord. Any and all deductibles shall be subject to the prior written approval of Landlord and shall be at the expense of Tenant.

Tenant shall provide to Landlord at the commencement of the Term, 30 days prior to the renewal of all insurance referred to, and promptly at any time upon request either, at the option of Landlord, certified copies of insurance policies or a certificate of insurance evidencing the insurance coverage maintained by Tenant in accordance with this Section, such certificate to be in the form as set out in Schedule D as the same may be amended from time to time by Landlord in its absolute discretion. The delivery to Landlord of a certificate of insurance or a certified copy of an insurance policy or any review thereof by or on behalf of Landlord shall not limit the obligation of Tenant to provide and maintain insurance pursuant to this Section 9.02 or derogate from Landlord's rights if Tenant shall fail to fully insure. All policies of insurance placed under this Section shall be placed with a company or companies reasonably satisfactory to Landlord. All policies shall provide that the insurance shall not be cancelled or changed to the prejudice of Landlord without at least 30 days' prior written notice given by the insurer to Landlord.

9.03	Placement of Tenant's Insurance by Landlord

If Tenant fails to place or maintain all or any of the insurance coverage referred to in Section 9.02, Landlord may, at its option, place all or any part of such insurance in the name of or on behalf of Tenant and Tenant shall pay to Landlord upon demand all costs incurred by Landlord in so doing including, without limitation, the premium or premiums for such insurance.

9.04	Increase in Insurance Premiums

The Tenant covenants and agrees to pay on demand the amount of any increase in insurance premiums in respect of the Project if such increase is caused by the Tenant's operations or by actions or omissions in or with respect to the Leased Premises or Leasehold Improvements whether by the Tenant or by any person authorized or permitted to occupy the Leased Premises or any part thereof. The Tenant covenants that nothing will be done or omitted to be done whereby any policy of insurance affecting the Project as a whole or the Leased Premises in particular shall be cancelled or the Leased Premises rendered uninsurable.

9.05	Limitation of Landlord's Liability

Landlord and its agents and employees shall not be liable even if grossly negligent for any damage to the Leased Premises or any property located therein caused by any latent defect or by steam, water, rain or snow which may leak into, issue or flow from, any part of the Leased Premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or corridor or from any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any other tenant of the Project or for damage caused by interruption or failure of any Service or utility including elevator or escalator service or for damage however caused to books, records, files, money securities, negotiable instruments, papers or other valuables.

9.06	Indemnity

Tenant shall indemnify and save harmless Landlord and its agents and employees from any and all liabilities, damages, costs, claims, suits or actions growing or arising out of:

(a) any breach, violation or non-performance of any covenant, condition or agreement in this

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Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed;

(b)	any damage to property while the property is in or about the Leased Premises and

(c)	any injury to any Person or Persons (including death resulting at any time therefrom occurring in or about the Leased Premises.

9.07	Pollutants

The Tenant shall at all times during the Term keep the Leased Premises and Project and, at the end of the Term, leave the same free from any and all Pollutants resulting from its use and occupation of the Leased Premises. In the event the Tenant fails to comply with this obligation, the Tenant agrees to indemnify and save the Landlord harmless from loss, cost or expense arising out of any government demand, direction or request that the Landlord or the Tenant test for, monitor, clean up, remove, contain, treat, detoxify or neutralize such Pollutants and further agrees to indemnify and save harmless the Landlord from any damage arising out of the actual, alleged or threatened discharge, dispersal, release or escape of such Pollutants at or from the Leased Premises or at or from the Project.

9.08	Survival of Obligations and Indemnities

All obligations of the Tenant which arise during the Term pursuant to this Lease and which have not been satisfied and the indemnities and other obligations of the Tenant contained in Sections 9.06 and 9.07 shall survive the expiration or other termination of this Lease.

ARTICLE 10.00 - DAMAGE AND DESTRUCTION

10.01	Limited Damage to Leased Premises, Access or Services

If during the Term, the Leased Premises or any part thereof or other parts of the Building providing access or services essential to the Leased Premises shall be destroyed or damaged by any hazard against which Landlord is obligated to insure or has insured hereunder, Landlord, if permitted by law so to do, shall proceed with reasonable diligence to rebuilt and restore or repair the Leased Premises or comparable premises or such access routes or services, as the case may be, in conformance with current laws but only to the extent of insurance proceeds received. The covenants of Tenant to repair shall not include any repairs of damage required to be made by Landlord under this Section. Rent payable by Tenant from the date of such damage or destruction to the date of completion of Landlord's work or availability of access or services, as the case may be, shall abate to the extent of all amounts attributable to the Tenant which Landlord may receive from insurance. If less than all of the Leased Premises is destroyed or damaged as contemplated in this Section 10.01, Annual Basic Rent payable by the Tenant shall abate from the date of such damage or destruction to the date of completion of the Landlord's work in the same proportion as the Rentable Area of the Leased Premises so damaged or destroyed is of the total Rentable Area of the Leased Premises.

10.02	Major Damage to Leased Premises

Notwithstanding anything in this Lease contained, if in the opinion of the Landlord's architect or engineer given within 30 business days of the happening of damage or destruction, the Leased Premises shall be damaged or destroyed by any hazard against which the Landlord is obligated to insure or has insured as provided for hereunder to the extent that the Leased Premises shall be incapable of being rebuilt or repaired or restored with reasonable diligence within six months after the occurrence of such damage or destruction, then either the Landlord or the Tenant may, at its option, terminate this Lease by notice in writing to the other given within 15 days after the giving of the opinion by the Landlord's architect or engineer. If notice is given by the Landlord or Tenant under this Section 10.02, then this Lease shall terminate from the date of such damage or destruction and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and the Rent shall be apportioned and shall be payable by the Tenant only to the date of such damage or destruction and the Landlord may thereafter re-enter and repossess the Leased Premises.

10.03	Damage to Building

Notwithstanding that the Leased Premises may not be affected, if in the opinion or determination of Landlord or Landlord's architect or engineer, as the case may be in each instance herein, rendered within 30 business days of the happening of damage or destruction, the Building shall be damaged or destroyed to the extent that any one or more of the following conditions exist:

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(a)	in the reasonable opinion of Landlord the Building must be totally or partially demolished, whether or not for complete or partial reconstruction;

(b)

in the opinion of Landlord's architect or engineer the Building shall be incapable of being rebuilt or repaired or restored with reasonable diligence within 6 months after the occurrence of such damage or destruction;

(c)	any tenant of the Building who is, in Landlord's opinion, a major tenant of the Building becomes entitled to terminate its lease as a result of such damage or destruction;

(d)	more than 35% of the Rentable Area of the Building is damaged or destroyed as determined by Landlord's architect or engineer;

(e)	any or all of the heating, ventilating, air conditioning, electrical or elevator systems in the Building are damaged or destroyed as determined by Landlord's architect or engineer;

then Landlord may, at its option, terminate this Lease by notice in writing to Tenant given within 15 days after rendering of the opinion or determination by Landlord or Landlord's architect or engineer, as the case may be. If notice is given by the Landlord under this Section 10.03, then this Lease shall terminate from the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to Landlord and the Rent shall be apportioned and shall be payable by Tenant only to the date of such notice and Landlord may re-enter and repossess the Leased Premises.

10.04	No Abatement

Except as specifically provided in Section 10.01, there shall be no abatement of Rent, and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom or to any portion of the Building or the Leased Premises.

10.05	Notify Landlord

Tenant shall immediately notify Landlord or its representative in the Project of any accidents, or defect in the Project, the Leased Premises or any systems thereof and, as well, of any matter or condition which may cause injury or damage to the Project or any person or property located therein.

ARTICLE 11.00 - DEFAULT

11.01	Interest

Tenant shall pay monthly to Landlord interest at a rate equal to the lesser of the Prime Rate plus 5% per annum and the maximum rate permitted by applicable law upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied.

11.02	Costs of Enforcement

Tenant shall pay to Landlord forthwith upon demand all costs and charges (including legal fees on a solicitor and client basis) reasonably incurred in enforcing payment of Rent hereunder and in obtaining possession of the Leased Premises after default of Tenant or upon expiration or earlier termination of this Lease or in enforcing any covenant, proviso or agreement of Tenant herein contained. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.

11.03	Performance of Tenant's Obligations

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant fails to perform any act to be performed by it hereunder, then in the event of an emergency, actual or apprehended or if the failure continues for 10 days following notice thereof, Landlord may (but shall not be obligated to) perform the act without waiving or releasing Tenant from any of its obligations relative thereto; but having commenced to do so, Landlord may cease to do so without completing performance thereof. All sums paid and costs incurred by the Landlord in so performing the act, together with interest thereon at the rate set out in Section 11.01 from the date payment was made or such cost incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand.

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11.04	Events of Default

If and whenever;

(a) all or any part of the Rent hereby reserved is not paid when due, and such default continues for ten days after the due date thereof; or

(b)

the Term or any goods, chattels or equipment of the Tenant is seized or is taken or exigible in execution or in attachment or if a writ of execution is issued against the Tenant or if a creditor takes possession thereof; or

(c)

Tenant or any person or corporation bound to perform the obligations of the Tenant hereunder, either as guarantor or indemnifier or as one of the parties constituting the Tenant, takes any steps or suffers any order to be made for its winding-up or other termination of its corporate existence or becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver or receiver/manager shall be appointed for all or any part of the business, property, affairs or revenues of Tenant or such person or corporation; or

(d)

Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Leased Premises (other than in the normal course of its business) or ceases to conduct business from the Leased Premises; or

(e) Tenant vacates or abandons the Leased Premises in whole or in part or fails to actively carry on business therein; or

(f)

Tenant or Indemnifier fails to observe and perform the covenants, agreements, provisions, stipulations and conditions herein contained to be observed and performed by Tenant (other than payment of Rent) and persists in the failure for 10 days after notice of that failure by Landlord (or if breach would reasonably require more than 10 days to rectify, unless Tenant commences rectification within the 10 day period and thereafter promptly, continuously and effectively proceeds with the rectification of the breach);

then Landlord shall be entitled to any or all of those remedies set out in Section 11.05.

11.05	Remedies on an Event of Default

The Landlord may, at its option, in any of the cases set out in Section 11.04, and in addition to and without prejudice to all rights and remedies of Landlord available to it either by any other provision of this Lease or by statute or the general law:

(a)

be entitled to the full amount of the current month's and the next ensuing 3 months' instalments of Rent which shall immediately become due and payable, and Landlord may immediately distrain for the same together with any arrears then unpaid;

(b)

without notice or any form of legal process, forthwith re-enter upon and take possession of the Leased Premises or any part thereof in the name of the whole and re-let on behalf of the Tenant or otherwise as the Landlord sees fit and remove and sell the Tenant's goods, chattels and trade fixtures therefrom, any rule of law or equity to the contrary notwithstanding;

(c)

seize and sell such goods, chattels and equipment of Tenant as are in the Leased Premises and apply the proceeds thereof to all Rent to which Landlord is then entitled under this Lease. Any such sale may be effected by public auction, private sale or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as Landlord in its sole discretion may decide;

(d)

terminate this Lease by leaving upon the Leased Premises notice in writing of the termination, and such termination shall be without prejudice to Landlord's right to damages; it being agreed that Tenant shall pay to Landlord on demand as damages the loss of income of Landlord to be derived from the Leased Premises for the unexpired portion of the Term had it not been terminated;

(e)

re-enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of Landlord's former estate, anything herein contained to the contrary notwithstanding;

and Tenant shall pay to Landlord forthwith upon demand all expenses of Landlord in re-entering, terminating, re-letting, collecting sums due or payable by Tenant or realizing upon assets seized including tenant inducements, leasing commissions, legal fees (on a solicitor and client basis) and

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all disbursements and the expense of keeping the Leased Premises in good order, repairing the same and preparing them for re-letting.

11.06	Availability of Remedies

Landlord may from time to time resort to any or all of the rights and remedies available to it upon the occurrence of an Event of Default, all of which are intended to be cumulative and not alternative and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights or remedies available to the Landlord by statute or the general law.

11.07	Waiver

If Landlord shall overlook, excuse, condone or suffer an Event of Default, this shall not operate as a waiver of the obligation in respect of any continuing or subsequent Event of Default, and no such waiver shall be implied but shall only be effective if expressed in writing.

11.08	Waiver of Exemption and Redemption

Notwithstanding anything contained in any statute now or hereafter in force limiting or abrogating the right of distress, none of Tenant's goods or Trade Fixtures on the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and upon any claim being made for exemption by the Tenant or on distress being made by the Landlord, this agreement may be pleaded as an estoppel against Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any such statute, the Tenant hereby waiving all and every benefit that could or might have accrued to the Tenant under and by virtue of any such statute but for this Lease. The Tenant hereby expressly waives any and all rights of redemption and relief from forfeiture granted by or under any present or future laws in the event of the Tenant being evicted or dispossessed for any cause, or in the event of the Landlord obtaining possession of the Leased Premises, by reason of the violation by the Tenant of any of the terms or conditions of this Lease or otherwise.

ARTICLE 12.00 - ASSIGNMENT AND SUBLETTING

12.01	Assignment

With the Landlord's prior written consent, which shall not be unreasonably withheld, the Tenant may, provided no default has occurred under the Lease, assign this Lease:

(a)

to an assignee who is a purchaser of all or substantially all of the business of the Tenant that is conducted in the Leased Premises, a parent or wholly owned subsidiary of the Tenant, a corporation which results from the reconstruction, consolidation, amalgamation or merger of the Tenant, or a partnership in which the Tenant has a substantial interest; or

(b) to any other assignee who, in the Landlord's sole opinion, will not be inconsistent with the character of the Building and its other tenants or otherwise an undesirable tenant.

12.02	Subleasing

With the Landlord's prior written consent, which consent shall not be unreasonably withheld, the Tenant may, provided no default has occurred under this Lease, sublet all or any part of the Leased Premises to a sublessee who, in the Landlord's sole opinion, will not be inconsistent with the character of the Building and its other tenants.

12.03	Request for Consent

Any request for the consent of the Landlord to any assignment, transfer, pledge or subletting shall be in writing and accompanied by full particulars of the terms of the proposed assignment, transfer, subletting or pledge, as the case may be, and shall contain detailed information as to the identity, business and the financial status of the proposed assignee, pledgee, subtenant or transferee. If the Tenant is of the opinion that any consent has been wrongfully withheld, its remedies in respect thereof shall not include any loss, injury or damage arising therefrom or termination of this Lease. All costs associated with considering or the giving of such consents and the preparation of necessary documentation as provided herein, including the Landlord's reasonable legal fees on a solicitor and client basis, shall be payable by the Tenant to the Landlord forthwith upon demand.

12.04	First Offer to Landlord

If Tenant wishes to assign this Lease or sublet all or any part of the Leased Premises to a named

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third party, Tenant shall first advise Landlord and offer in writing to assign or sublet (as the case may be) to Landlord on the same terms and conditions and for the same Rent as provided in this Lease. Upon receipt of such notice, Landlord shall have the right at its sole option to terminate this Lease as to all of the Leased Premises, or, in the case of a subletting, such portion of the Leased Premises as is subject to such subletting or to accept such offer to lease or sublet. Any such offer or right to terminate shall be deemed to have been rejected unless within 15 days of receipt thereof Landlord delivers written notice of acceptance or termination to Tenant.

12.05	Limitation

Except as specifically provided in this Article 12.00, the Tenant shall not assign, sublet, pledge or transfer this Lease or any interest therein or in any way part with possession of all or any part of the Leased Premises, or permit all or any part of the Leased Premises to be used or occupied by any other person. Any transfer or other dealing with any of the shares of the Tenant having the effect of altering the identity of the shareholder or shareholders having the right to exercise a majority of the votes in all circumstances in any election of directors shall be deemed to be an assignment of this Lease which requires the prior approval of the Landlord as set out herein. Any assignment, transfer or subletting or purported assignment, transfer or subletting except as specifically provided herein shall be null and void and of no force and effect. The rights and interests of the Tenant under this Lease shall not be assignable by operation of law without the Landlord's prior written consent, which consent may be withheld in the Landlord's absolute discretion.

12.06	Documentation

Any assignment which is consented to be the Landlord under this Article 12.00 shall be conditional upon the assignee, jointly and severally with the Tenant, entering into an agreement directly with the Landlord assuming the obligations of the Tenant hereunder. No assignment, transfer, subletting or use or occupation of the Leased Premises by any other person which is permitted under this Article 12.00 shall release or relieve the Tenant of its obligations under this Lease, including, without limitation, the obligation to pay Rent, unless the release or relief is specifically granted by the Landlord to the Tenant in writing.

12.07	Subsequent Assignments

The Landlord's consent to an assignment, transfer, subletting or use or occupation of the Leased Premises by any person other than the Tenant shall not be deemed to be a consent to any subsequent assignment, transfer, subletting, use or occupation.

ARTICLE 13.00 - TRANSFERS BY LANDLORD

13.01	Sale, etc. by Landlord

Nothing in this Lease shall restrict the right of Landlord to sell, convey, assign, pledge or otherwise deal with the Project subject only to the rights of Tenant under this Lease.

13.02	Effect of Transfer

A sale, conveyance or assignment of the Project by the Landlord shall operate to release the Landlord from liability from and after the effective date thereof in respect of all of the covenants, terms and conditions of this Lease, express or implied, except as they may relate to the period prior to the effective date, and the Tenant shall thereafter look solely to the Landlord's successor in interest and to this Lease.

13.03	Subordination

Subject to Section 13.04, this Lease is and shall be subject and subordinate in all respects to any and all mortgages (including deeds of trust and mortgage) now or hereafter placed on the Building or Land and all advances thereunder, past, present and future and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees to execute promptly and in any event within 10 days after request therefor an instrument of subordination as may be requested.

13.04	Attornment

Tenant agrees, whenever requested by any mortgagee (herein called the "Purchaser") by reason of foreclosure or other proceedings for enforcement of any such mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceeding, to attorn to such Purchaser as tenant under all of the terms of this Lease. Tenant agrees to execute promptly and in any event within 10 days after a request by any Purchaser an instrument of attornment as may be required of it.

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13.05	Effect of Attornment

Upon attornment pursuant to Section 13.04, this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after attornment, the Purchaser and its successors in title:

	(a)	shall not be liable for any act or omission of Landlord, or

	(b)	shall not be subject to any offsets or defenses which Tenant might have against Landlord;

(c)

shall not be bound by any prepayment by Tenant of more than one month's instalment of Rent or by any previous modification of this Lease, unless the prepayment or modification shall have been approved in writing by the Purchaser or by any predecessor of the Purchaser's interest as mortgagee in the Project.

ARTICLE 14.00 - SURRENDER

14.01	Possession and Restoration

Upon the expiration or other termination of the Term, Tenant shall immediately quit and surrender possession of the Leased Premises and all Leasehold Improvements in substantially the condition in which Tenant is required to maintain the Leased Premises, excepting only reasonable wear and tear and damage covered by Landlord's insurance under Section 9.01; provided that, notwithstanding the foregoing the Landlord shall have the right, at its sole option, upon expiration or other termination of the Term to require that Tenant remove or cause to be removed at Tenant's cost all Leasehold Improvements in the Leased Premises whether or not installed by or on behalf of the Tenant and to restore the Leased Premises to base building standard. Upon surrender, all right, title, and interest of the Tenant in the Leased Premises and all Leasehold Improvements therein shall cease.

14.02	Tenant's Trade Fixtures and Personal Property

After the expiration or other termination of the Term all of Tenant's Leasehold Improvements, Trade Fixtures and personal property remaining in the Leased Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord upon written demand all of the costs incurred by Landlord in connection therewith.

14.03	Overholding

If Tenant remains in the Leased Premises or any part thereof after the expiration or other termination of the Term either with the consent of the Landlord and without any further written agreement, or without the consent of the Landlord, there shall be no tacit renewal or extension of this Lease and, despite any statutory provisions or legal presumption to the contrary, the Tenant shall be deemed to be a monthly tenant at an annual basic rent equal to twice the Annual Basic Rent but subject to all other provisions in this Lease to the extent that the same are applicable to a month to month tenancy, and a tenancy from year to year shall not be created by implication of law. Nothing contained in this Section shall preclude the Landlord from exercising all of its rights set out in this Lease including, without limitation, the taking of any action for recovery of possession of the Leased Premises. The Tenant shall promptly indemnify and hold harmless the Landlord from and against all liabilities, damages, costs, claims, suits or actions against the Landlord as a result of the Tenant remaining in possession of all or any part of the Leased Premises after the expiry of the Term. The Tenant shall not interpose any counterclaim in any summary or other proceeding based on overholding by the Tenant.

14.04	Expropriation

(1)

Taking of Leased Premises - If during the Term all of the Leased Premises is taken for any public or any quasi-public use under any statute or by right of expropriation or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Leased Premises (the "date of taking").

(2) Partial Taking of Building - If during the Term only part of the Building is taken or purchased in the manner set out in Section 14.04(a), then;

(a) if, in the reasonable opinion of the Landlord, substantial alteration or reconstruction of the building is necessary or desirable as a result thereof, whether or not the Leased

Net Office, Multi-Tenant (General Application)	Page 29.

Premises are or may be affected, the Landlord shall have the right to terminate this Lease by giving the Tenant at least 30 days prior written notice of such termination, and

(b) if more than one third of the area of the Leased Premises is included in the taking or purchase, the Landlord and Tenant shall each have the right to terminate this Lease by giving the other at least 30 days written notice thereof.

If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice provided that no termination pursuant to notice hereunder may occur later than 60 days after the date of taking.

(3)

Surrender - On any date of termination under Section 14.04(a) or (b), the Tenant shall immediately surrender to the Landlord the Leased Premises and all interest therein under this Lease. The Landlord may re-enter and take possession of the Leased Premises and remove the Tenant and the Rent shall abate on the date of termination, except that if the date of taking differs from the date of termination, Rent shall abate on the date of taking in respect of the portion taken. After such termination and on notice from the Landlord stating the Rent then owing, the Tenant shall pay to the Landlord such Rent.

(4)

Partial Taking of Leased Premises - If any portion of the Leased Premises (but less than the whole) is so taken and no rights of termination herein conferred are exercised, the Term of this Lease shall expire with respect to the portion so taken on the date of taking. In such event the Rent payable hereunder with respect to the portion taken shall abate on the date of taking and the Rent thereafter payable with respect to the remainder shall be adjusted pro rata by the Landlord to account for the resulting reduction in the area of the Leased Premises.

(5)

Awards - None of the provisions of this Section 14.04 shall have the effect of derogating from the rights of the Landlord or the Tenant to claim any award with respect to any taking or purchase. Upon any taking or purchase the Landlord shall be entitled to receive and retain the entire award of consideration for the affected part of the Project and the Tenant shall not have or advance any claim against the Landlord for the value of its property or its estate or the unexpired Term of the Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give the Landlord any interest in or preclude the Tenant from seeking and recovering on its own account from the condemning authority any award or compensation attributable to the taking or purchase of the Tenant's Leasehold Improvements, chattels or trade fixture or the removal or relocation of its business and effects or the interruption of its business. If any award made or compensation paid to either party specifically includes an award on account of the other, the party first receiving the award shall promptly account therefor to the other party.

ARTICLE 15.00 - GENERAL

15.01	Estoppel Certificates

Tenant shall whenever requested by Landlord, a prospective purchaser or any mortgagee (including any trustee under a deed of trust and mortgage) promptly, and in any event within 10 days after request, execute and deliver to Landlord, or to any party or parties designated by Landlord, a certificate in writing as to the then status of this Lease, including certification as to whether this Lease is in full force and effect, and is modified or unmodified, confirming the Rent payable hereunder and each element thereof and the then state of the accounts between Landlord and Tenant, the existence or non-existence of any Event of Default, and any other matters pertaining to this Lease in respect of which Landlord shall request a certificate, and provide such other information as may reasonably be required, including a copy of the Tenant's most recent audited financial statements.

15.02	Entire Agreement

There is no promise, representation or undertaking by or binding upon Landlord except such as are expressly set forth in this Lease; and this Lease including the Term Sheet and Schedules hereto contains the entire agreement between the parties hereto.

15.03	Registration

Tenant acknowledges the confidential nature of this Lease and agrees with Landlord not to register this Lease. If Tenant wishes to register a caveat or notice of this Lease, Landlord agrees to execute at the expense of Tenant, an acknowledgement or short form of lease sufficient for such purpose in such form as Landlord shall have approved and which shall preserve the confidentiality of the Rent and other financial terms of this Lease; provided that if there is a conflict between the provisions of such notice or short form of lease and this Lease, the provisions of this Lease shall govern. Tenant

Net Office, Multi-Tenant (General Application)	Page 30.

shall, at its own cost, promptly on request, whether before or after the expiration or earlier termination of the Term, discharge any such caveat or notice or any other registration carried out contrary to this Section.

15.04	Building Name

Tenant shall not refer to the Project by any name other than that designated from time to time by Landlord and the Tenant shall use the name of the Building for the business address of the Tenant but for no other purpose. Compliance with this Section shall be at the sole cost and expense of the Tenant and the Tenant shall have no claim against the Landlord for any costs or expenses incurred by the Tenant, whether direct or indirect, in complying with this Section.

15.05	Demolition/Substantial Renovation

Notwithstanding any other provision of this Lease, the Landlord may terminate this Lease at any time upon giving to the Tenant 12 months notice of such termination if it is the Landlord's intention to demolish or substantially renovate the Building.

15.06	"For Lease" Signs

The Landlord shall have the right during the last 12 months of the Term to place upon the Leased Premises a notice of reasonable dimensions stating that the Leased Premises are "for lease" and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

15.07	Unavoidable Delays

If Landlord shall be delayed, hindered or prevented from the performance of any of its covenants under this Lease by any cause not within the control of Landlord (excluding lack of finances of Landlord), the performance of the covenant shall be excused for the period during which performance is rendered impossible and the time for performance thereof shall be extended accordingly; but no such delay shall excuse Tenant from the prompt payment of Rent or from any of its other obligations under this Lease.

15.08	Limitation of Recourse

The Tenant acknowledges that, notwithstanding any other provision contained in this Lease, the obligations of, and rights against, Landlord under this Lease shall be performed, satisfied and pit only out of and enforced against, and recourse hereunder shall be had only against, the right, title and interest of Landlord from time to time in the Project. No recourse shall be had, judgment issued or execution or other process levied against, Landlord (except only to the extent necessary for enforcement under the first sentence of this Section) or against any other assets of revenues of Landlord.

15.09	Notice

Any notice under or with respect to this Lease shall be in writing and shall be sufficiently given if delivered or if sent by telecopy or similar form of immediate transmission and if to Landlord, delivered to an executive officer of Landlord at Landlord's head office and to the local address, each set out in the Term Sheet; and if to Tenant, either delivered to Tenant personally (or to a partner or officer of Tenant if Tenant is a firm or corporation) at its address specified in the Term Sheet or left at the Leased Premises (whether or not Tenant has departed from, vacated or abandoned the same). Any party may from time to time by notice in writing to the other designate another address in Canada in lieu of any address stated for it in items 1 or 2 of the Term Sheet.

Any notice which Landlord intends to give to Tenant and to other tenants may be addressed by Landlord to the group of tenants to which that notice is intended to be given described either by reference to location or other identifying aspects of the group of tenants to which Tenant belongs.

If two or more Persons are named as, or bound to perform the obligations of, Tenant hereunder, notice given as herein provided, to any one of the Persons constituting Tenant or so bound shall be deemed to be notice simultaneously to all Persons constituting Tenant and to all Persons so bound. Any notice given to Indemnifier or Tenant shall be deemed to have been given simultaneously to the other of them and to all Persons bound by their obligations hereunder.

15.10	Designation of Authority

Subject to Section 15.13, the managing agent of the Landlord may act on behalf of the Landlord in any manner provided for herein.

Net Office, Multi-Tenant (General Application)	Page 31.

15.11	Relationship of Parties

Nothing contained in this Lease shall create any partnership between the parties hereto other than that of Landlord and Tenant.

15.12	Governing Law

This Lease shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia.

15.13	Amendment or Modification

No amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by Landlord and Tenant with the same degree of formality as the execution of this Lease.

15.14	Legal and Administration Costs

Tenant shall indemnify Landlord against all legal fees (on a solicitor and client basis) and disbursements incurred by the Landlord or by its manager or agents in connection with the negotiation, preparation and execution of this Lease, and any renewal, amendment, assignment, approval or consent in connection therewith including the Landlord's reasonable administration charges. All such costs and charges shall be paid by Tenant to Landlord forthwith upon demand.

15.15	Construction

All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease which shall remain in force and be binding as though the provision had never been included.

15.16	Captions and Headings

The captions and headings contained in this Lease are for convenience of reference only and are not intended to limit, enlarge or otherwise affect the interpretation of the Articles, Sections or parts thereof to which they apply.

15.17	Interpretation

Wherever necessary or appropriate in this Lease, the plural shall be interpreted as singular, the masculine gender as feminine or neuter and vice versa; and when there are two or more parties bound by the Tenant's covenants herein contained, their obligations shall be joint and several.

15.18	Time of the Essence

Time shall be of the essence hereof.

15.19	Successors and Assigns

Subject to specific provisions contained in this Lease to the contrary, this Lease shall enure to the benefit of and be binding upon (and references to the parties shall include reference to) the successors and assigns of Landlord and the heirs, executors and administrators and the permitted successors and assigns of Tenant.

15.20	Relocation by Landlord

If, during the term of the Lease or renewal or extension thereof, (if any), the Landlord requires the Leased Premises then the Landlord shall have the right to relocate the Tenant to alternate premises within the Building (the "New Premises") upon not less than ninety (90) days prior written notice from the Landlord to the Tenant (the "Relocation Notice"). Landlord and Tenant shall execute and deliver a lease (the "New Lease") which lease shall have a term equal to the remainder of the Term and will commence on the date set out in the Relocation Notice and which lease shall contain the same terms and conditions as this Lease subject only to changes made necessary by this Clause and an appropriate description of the New Premises. The New Premises shall have a Rentable Area of no less than 90%, nor more than 110% of, the Rentable Area of the Leased Premises without the consent of the Tenant and Annual Basic Rent will be adjusted, if necessary, based on

Net Office, Multi-Tenant (General Application)	Page 32.

the Rentable Area of the New Premises.

If the Tenant is relocated to New Premises and upon execution of the New Lease, the Landlord and Tenant shall release one another from any further obligation under this Lease, and all amounts payable by the Tenant as Rent under this Lease shall be adjusted and payable by Tenant to the date of termination of this Lease.

The Landlord shall be solely responsible for reasonable costs associated with the relocation of the Tenant. Such costs shall cover business stationery printing, employment of professional movers, telephone and electrical hook-up, signage and address changes. The exercise by the Landlord of its right to relocate granted hereunder shall be without recourse by the Tenant for any losses, costs or expenses which the Tenant may incur or suffer except as provided for in this Clause.

Net Office, Multi-Tenant (General Application)	Page 33.

          IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date first set forth above.

WITNESS to signature	LANDLORD : WINDSOR SQUARE PROJECT
of Landlord:
by: /s/ E.R. Wightman
/s/ Travis Taylor
(signature)

Travis Taylor
(print name)

(address)
5341 Chamberlayne Ave.

Delta, BC

WITNESS to signature of	TENANT: ONLINE INNOVATION INC.
personal Tenant:

/s/ Travis Taylor
(signature)	by: /s/ Marlene Schluter

Travis Taylor
(print name)	by: _____________________________________

(address)
5341 Chamberlayne Ave.

Delta, BC

WITNESS to signature	INDEMNIFIER:
of personal Indemnifier:
by: _________________________

(signature)

by: _____________________________________
(print name)

(address)

SCHEDULES

Schedule A -	Plan Showing Leased Premises
Schedule B -	Land (Legal Description)
Schedule C -	Rules and Regulations
Schedule D -	Landlord's Work
Schedule E -	Form of Certificate of Insurance
Schedule F -	Additional Covenants, Agreements and Conditions (if any)
Schedule G -	Signage (attached)

Net Office, Multi-Tenant (General Application)	Page 34.

SCHEDULE A

PLAN OF PROJECT SHOWING THE LEASED PREMISES, AND
ARCHITECT'S CERTIFICATE OF RENTABLE AREA

Note: The purpose of this plan is to identify the approximate location of the Leased Premises in the Project. Landlord reserves the right at any time to relocate, rearrange or alter the Building and other premises and Common Elements, and with the consent of Tenant, not be unreasonably withheld, or in accordance with Section 6.08 of this Lease, the Leased Premises from that shown on this floor plan.

Net Office, Multi-Tenant (General Application)	Page 35.

SCHEDULE B

LEGAL DESCRIPTION OF THE LAND

"Land" means those lands in the City of Surrey, in the Province of British Columbia, Parcel Identifier 002-544-423, Lot A, Section 15, Township 1, New Westminster District, Plan 70559.

Net Office, Multi-Tenant (General Application)	Page 36.

SCHEDULE C

RULES AND REGULATIONS

1.	Definition

In these rules and regulations, "Tenant" includes the employees, servants, agents, invitees, subtenants and licensees of the Tenant and others over whom the Tenant can reasonably be expected to exercise its control.

2.	Common Areas

The Landlord reserves entire control of the Common Areas and will maintain them in such manner as it deems best for the benefit of the tenants generally. The Landlord reserves the right to restrict and regulate the use of the Common Areas by the Tenant and by persons making deliveries to the Tenant.

3.	Smoking

Smoking is not permitted in the buildings. The Landlord shall have the right, in its sole discretion, to determine whether any designated smoking area shall be established, and the size and location of any such area. The City of Surrey bylaws do not permit smoking within the buildings.

4.	Obstructions

The sidewalks, driveways, entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered or obstructed by the Tenant or be used by it for any purpose other than for entrance to and exit from the Leased Premises.

5.	Deliveries

The Tenant shall not permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking area, or other Common Areas. The Tenant shall ensure that deliveries of materials and supplies to the Leased Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in or to the Building caused by any person making such deliveries. The Landlord reserves the right to remove at the expense and risk of the owner any vehicle not using designated Vehicle Standing areas.

6.	Security

The Landlord may from time to time adopt appropriate systems and procedures for the security and safety of the Building including restricting access during non-business hours and the Tenant shall comply with the Landlord's reasonable requirements relating thereto.

7.	Locks

No additional locks or bolts of any kind shall be placed by the Tenant upon any of the doors or windows of the Leased Premises, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except by the Landlord at its option. The Tenant shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by the Tenant in writing and at the Tenant's expense. Upon termination of the Tenant's lease, the Tenant shall surrender to the Landlord all keys of the Leased Premises and other part or parts of the Building together with any parking passes or other devices permitting entry.

8.	Antennae

The Tenant shall not mount or place an antenna or aerial of any nature on the exterior of the Leased Premises or Building.

9.	Garbage

The handling and disposal of garbage shall comply with arrangements prescribed by the Landlord from time to time. No disproportionate or abnormal quantity of waste material shall be allowed to accumulate in the Leased Premises and the cost of removal or clearing in excess of such normally provided Service may be charged to the Tenant.

10.	Repairs, Alterations and Improvements

The Tenant shall carry out repairs, maintenance, alterations and improvements in the Leased Premises only during times agreed to in advance by the Landlord and in a manner which will not

Net Office, Multi-Tenant (General Application)	Page 37.

interfere with the rights of other tenants in the Building.

11.	Maintenance

The Tenant will provide adequate facilities and means to prevent the soiling of walls, floors and carpets in and abutting the Leased Premises whether by shoes, overshoes, any acts or omission of the Tenant or otherwise.

12.	Installations and Wiring

The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building except with the prior written consent of the Landlord and as it may direct. If the Tenant desires electrical or communications connections, the Landlord reserves the right to direct qualified persons as to where and how the wires should be introduced, and without such directions, no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized in writing by the Landlord.

13.	Heating, Air Conditioning and Plumbing Systems

The Tenant shall not attempt any repairs of alterations or modifications to the heating, air conditioning or plumbing systems.

14.	Water Fixtures

The Tenant shall not use the plumbing facilities for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the Tenant shall pay the cost of any breakage, stoppage or damage resulting from a violation of this provision.

15.	Personal Use of Leased Premises

The Leased Premises shall not be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes as permitted under the lease.

16.	Solicitations

The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

17.	Heavy Articles

The Tenant shall not, in the Leased Premises of the Building, bring in, take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without the prior written consent of the Landlord. In giving such consent, the Landlord shall have the right, in its sole discretion, to prescribe the permitted weight and the position thereof, and the use and design of planks, skids or platforms required to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.

18.	Bicycles, Animals

The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

19.	Furniture and Equipment

The Tenant shall ensure that furniture, equipment and fixtures being moved into or out of the Leased Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused thereby.

20.	Heating

The Tenant shall not use any means of heating or cooling the Leased Premises other than that provided by or specifically otherwise permitted by the Landlord.

21.	Undue Electrical Loads, Heat, Vibration

No material or equipment which could cause undue loads on electrical circuits, or undue vibration,

Net Office, Multi-Tenant (General Application)	Page 38.

heat or noise shall be brought into the Building or used therein by or on behalf of the Tenant, and no machinery or tools of any kind shall be affixed to or used in the Leased Premises without the prior written consent of the Landlord.

22.	Fire Regulations

No Tenant shall do or permit anything to be done in the Leased Premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department or the Board of Health. The Tenant shall cooperate in any fire drills and shall participate in all fire prevention or safety programs designated by the Landlord.

23.	Flammable Materials

No flammable oils or other flammable, dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

24.	Food and Beverages

Only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or other Common Areas for any such purpose. The Tenant shall not permit in the Leased Premises the use of equipment for the preparation, serving, sale, distribution, or dispensing of food and beverages except with the prior written consent of the Landlord and in accordance with arrangements approved by the Landlord.

25.	Notice of Accidents

The Tenant shall give immediate notice to the Landlord in case of fire or accident in the Leased Premises or in the Building, or in case of defects therein or in any fixtures or equipment thereof, notwithstanding the Landlord may have no obligations with respect thereto.

26.	Janitorial Services

The Tenant shall not use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises, except with the prior written consent of the Landlord.

27.	Dangerous or Immoral Activities

Tenant shall not make any use of the Leased Premises which could result in the risk of injury to any person, nor shall the Leased Premises be used for any immoral or criminal purpose.

28.	Proper Conduct

Tenant shall not perform any acts or carry on any practice which may damage the Common Areas or be a nuisance to any other tenant in the Project.

29.	Additional Rules and Regulations

The Landlord shall have the right to make such other and further reasonable rules and regulations as in its sole judgement may from time to time be necessary or of benefit for the safety, care, cleanliness and appearance of the Building, and for the preservation of good order therein.

30.	Parking

Surface parking is intended for the Projects customers/clients/patients. The Tenant agrees that staff parking is underground or offsite.

Net Office, Multi-Tenant (General Application)	Page 39.

SCHEDULE D

LANDLORD'S WORK

SCHEDULE E

CERTIFICATE OF INSURANCE

(Reference: Section 9.02 of the Lease)

THIS IS TO CERTIFY THAT ___________________________("Tenant") has leased premises designated as Unit # _____ (the "Leased Premises") in the property known as Windsor Square Shopping Center and civically identified as 1959 - 152nd Street, Surrey, B.C., V4A 9E3 (the "Project") under a lease dated __________________ (the "Lease") between Windsor Square Project ("Landlord") and Tenant, and has in force with the insurer(s) whose name(s) appear(s) below, insurance as follows with respect to the Leased Premises:

1.	All Risks Insurance Name of Insurer: Policy Number: Expiry Date:

______ day	______ month	year	Amount of Insurance:$

Coverage is on an all risks form and applies with respect to Leasehold Improvements and on all other property of every description, nature and kind owned by Tenant or for which Tenant is legally liable, which is installed, located or situate within the Leased Premises or elsewhere in the Project including, without limitation, all inventory or stock-in-trade in an amount not less than the full replacement cost thereof without deduction for depreciation. Leasehold improvements means:

(a)	all additions and changes to the base building standards in the Leased Premises; and

(b)	all alterations, improvements and equipment made or installed for the exclusive benefit of Tenant elsewhere in the Project;

whether or not installed during the Term including, without limitation, all Trade Fixtures.

Coverage is subject to replacement cost endorsement and stated amount co-insurance clause or clauses and breach of conditions clause. This policy is primary insurance and shall not call into contribution any other insurance available to Landlord.

2.	Comprehensive or Commercial Bodily Injury and Property Damage Liability Insurance

Name of Insurer:

Policy Number:

Expiry Date:

______ day	______ month	year

Coverage includes the following extensions: owners and contractors protective; products and completed operations; personal injury; occurrence basis property damage; blanket contractual; non- owned automobile; and includes cross liability and severability of interest clause or clauses. Landlord and Landlord's agent are additional named insureds regarding liabilities arising out of the Leased Premises or in any way arising out of the presence of Tenant therein and any operations carried on by Tenant.

Limits of liability are not less than $2,000,000 inclusive regarding bodily injury and property damage.

3.	Comprehensive Boiler and Machinery Insurance

Name of Insurer:

Policy Number:

Expiry Date:

______ day	______ month	year	Amount of Insurance:$

4.	Plate Glass Insurance

Net Office, Multi-Tenant (General Application)	Page 41.

Name of Insurer: Policy Number:

______ day	______ month	year	Amount of Insurance:$

5.

Business Interruption Insurance

Name of Insurer:

Policy Number:

Period of Indemnity: ______________ months (not less than 12 months)

This business interruption policy is subject to a stated amount co-insurance clause.

Expiry Date:

______ day	______ month	year	Amount of Insurance:$

All insurance policies referred to above contain a waiver of insurer's right of subrogation as against Landlord, its leasing or managing agent and any person, firm or corporation for whom Landlord may in law or be agreement be responsible or for whom Landlord may have agreed to obtain such a waiver.

The insurer(s) agree(s) that the foregoing insurance shall not be cancelled or changed to the prejudice of Landlord without at least 30 days' prior written notice by the insurer to Landlord.

Signed:

Only regarding
All Risks Insurance:	(Insurer or Agent)

	By: _____________	Dated

Only regarding
Comprehensive or
Commercial General
Bodily Injury and
Property Damage
Liability Insurance:	(Insurer or Agent)

	By: _____________	Dated

Only regarding
Comprehensive Boiler
& Machinery Insurance:	(Insurer or Agent)

	By: _____________	Dated

Only regarding
Plate Glass Insurance:	(Insurer or Agent)

	By: _____________	Dated

Only regarding
Business Interruption
Insurance:	(Insurer or Agent)

	By: _____________	Dated

Name of Tenant's Insurance
agent or broker:

Address:

Net Office, Multi-Tenant (General Application)	Page 42.

Telephone No.:

Fax No.:

Net Office, Multi-Tenant (General Application)	Page 43.

SCHEDULE F

ADDITIONAL COVENANTS, AGREEMENTS
AND CONDITIONS (if any)

Net Office, Multi-Tenant (General Application)	Page 44.

SCHEDULE G

SIGNAGE - ATTACHED

Net Office, Multi-Tenant (General Application)	Page 45.